                                                                     EXHIBIT 3.4

                          AMENDED AND RESTATED BYLAWS

                                      OF

                          LANSTAR SEMICONDUCTOR INC.

                    (FORMERLY KNOWN AS KAZMIR KLIFFS, INC.)


                              ARTICLE I - OFFICES


     SECTION 1.  Registered Office.  The Registered Office of the Corporation in
                 -----------------
the State of Utah is located at c/o CT Corporation System, 50 West Broadway, Salt Lake City, Salt Lake County, Utah 84101. The location of the Registered Office of the Corporation in the State of Utah may be changed from time to time in the discretion of the Board of the Board of Directors.

     SECTION 2.  Additional Offices.  The Corporation may also have offices at
                 ------------------
other places, within or without the State of Utah, in any state where the Corporation is qualified to do business, as the business of the Corporation may require and as the Board of Directors may from time to time designate.


                      ARTICLE II - SHAREHOLDERS' MEETINGS


     SECTION 1.  Annual Meeting.  The annual meeting of the shareholders shall
                 --------------
be held on the 18th day of May of each year beginning on May 18, 1998, at the hour of 3:00 o'clock P.M., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     SECTION 2.  Place of Meetings.  Meetings of the Shareholders shall be held
                 -----------------
at any place, either within or without the State of Utah, that is designated by the Board of Directors pursuant to authority hereinafter

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granted to the Board of Directors or by the written consent of all persons entitled to vote thereat. In the absence of any such designation, Shareholders' meetings shall be held at the principal office of the Corporation.

     SECTION 3.  Notice of Meeting.  Notice of all meetings of the Shareholders
                 -----------------
stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing to each Shareholder who is entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the Shareholder at the address appearing on the books of the Corporation. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid, properly addressed to the Shareholder.
Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given in the same manner as any special meeting.

     SECTION 4.  Special Meetings.  Special meetings of the Shareholders may be
                 ----------------
called by the President, the Board of Directors or by the holder or holders of at least one tenth (1/10) of all the shares entitled to vote at the meeting. No question may be voted upon at a special meeting of the Shareholders unless the notice of said meeting states that one of the purposes of the meeting will be to act upon the question or unless the meeting is attended by all of the Shareholders entitled to vote upon the question and all the Shareholders vote that the question may then be voted upon at that meeting.

     SECTION 5.  Quorum and Manner of Action.  The holders of a majority of
                 ---------------------------
shares entitled to vote, represented in person or by proxy, shall be required to constitute a quorum at a meeting of Shareholders. If less than all of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. At a reconvened meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting as originally noticed. When a quorum is represented at any meeting, the affirmative vote of the holders of all of the shares entitled to vote and represented at the meeting shall be required to decide any question that is brought before the Shareholders, unless the question is one upon which, by express provision of the statutes, the Articles of Incorporation or of these Amended and Restated

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Bylaws, a different vote is required, in which case the express provision shall govern and control the vote required for decision upon the question.

     SECTION 6.  Voting of Common Shares.  Each outstanding share of common
                 -----------------------
stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders.

     SECTION 7.  Eligible Shareholders.  For the purpose of determining
                 ---------------------
Shareholders entitled to notice of and to vote at any meeting of Shareholders or at any adjournment thereof, for the purpose of determining Shareholders entitled to receive payment of any dividend or other distribution or in order to make a determination of Shareholders for any other purpose, the Board of Directors of the Corporation may provide that the share transfer books shall be closed for a stated period, not to exceed, in any case, sixty (60) days. If the share transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for such determination of Shareholders, the date in any case to be not more than sixty (60) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of Shareholders is to be taken.
If the share transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of and to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend or other distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend or other distribution is adopted, as the case may be, shall be the record date for the determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, the determination shall apply to any adjournment thereof.

     SECTION 8.  Voting List.  The Officer or agent having charge of the
                 -----------
Corporation's share transfer books shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting or at any adjournment thereof. The list shall be arranged in alphabetical order with the address of each Shareholder and the number of shares owned by each Shareholder. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the Registered Office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual and ordinary business

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hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to the Shareholders who are entitled to examine the list and transfer books and to vote at any meeting of Shareholders.

     SECTION 9.  Proxies.  At any meeting of Shareholders, a Shareholder may
                 -------
vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. The proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

     SECTION 10. Action Without Meeting.  Any action which, under any provision
                 ----------------------
of the Utah Revised Business Corporation Act, may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by or on behalf of all of the Shareholders who would be entitled to vote on such action at a meeting and filed with the Secretary of the Corporation. Any signed consent or consents, or a signed copy thereof, shall be placed in the Minute Book of the Corporation.

     SECTION 11. Consent of Absentees.  No defect in the calling or noticing of
                 --------------------
a Shareholders' meeting will affect the validity of any action at the meeting if a quorum was present and if each Shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting or approval of the Minutes, either before or after the meeting and the waivers, consents or approvals are filed with the corporate records or made a part of the Minutes of the meeting.

     SECTION 12. Election Inspector.  In advance of any meeting of
                 ------------------
Shareholders, the Board of Directors may appoint any person, other than a nominee for office, as inspector of election to act at the meeting or any adjournment thereof. If an inspector of election is not so appointed, the Chairman of the meeting may, and on the request of Shareholders or their proxies holding a majority of the votes entitled to be cast at the meeting, shall, appoint an inspector of election at the meeting. In case the person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as

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Chairman. The inspector of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. The inspector of election shall perform his duties impartially, in good faith, to the best of his ability and as expeditiously as is practical. On request of the Chairman of the meeting or of any Shareholder or his proxy, the inspector shall make a report in writing of any challenge or question or matter determined by him and execute a certificate of any fact found by him. Any report or certificate made by him shall be prima facie evidence of the facts stated therein.

     SECTION 13. Conduct of Meeting.  At every meeting of the Shareholders, the
                 ------------------
Chairman of the Board, or if there is no such Officer or in his absence, the President, or in their absence, the Vice President designated by the Board of Directors, shall act as Chairman. The Secretary of the Corporation, or in his absence, the Assistant Secretary (in order of seniority if more than one), or in their absence, any person appointed by the presiding officer, shall act as Secretary of the meeting.

     SECTION 14. Cumulative Voting.  Cumulative voting by the Shareholders of
                 -----------------
the Corporation at any election for Directors is expressly prohibited. The Shareholders entitled to vote for Directors in an election shall be entitled to cast one (1) vote for each Director to be elected for each share held and no more.

     SECTION 15. Voting of Shares of Certain Holders.
                 -----------------------------------

     (A) Shares standing in the name of another corporation may be voted by the Officer, agent or proxy as the Amended and Restated Bylaws of the other corporation may authorize, or in the absence of an authorization, as the Board of Directors of the other corporation may determine.

     (B) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as the shares are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of the shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name as trustee.

     (C) Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which he was appointed.

     (D) A shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the name of the pledgee. Thereafter, the pledgee shall be entitled to vote the transferred shares.

     (E) Treasury shares, shares of its own stock that are owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 16. Telephone Meetings.  Subject to applicable notice
                 ------------------
requirements, meetings of the Shareholders may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a telephone meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express and limited purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                            ARTICLE III - DIRECTORS


     SECTION 1.  Powers.  The business and affairs of the Corporation shall be
                 ------
managed by the Board of Directors which shall exercise all the powers of the Corporation and do all lawful acts and things as are not by statute, by the Articles of Incorporation or by these Amended and Restated Bylaws directed or required to be exercised or done by the Shareholders.


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     SECTION 2.  Number and Qualifications.  The Board of Directors shall
                 -------------------------
consist of three (3) Directors. The number of Directors may be increased or decreased from time to time by amendment to these Amended and Restated Bylaws; provided, however, that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be Shareholders of the Corporation or residents of the State of Utah.

     SECTION 3.  Term of Office.  The Director named in the Articles of
                 --------------
Incorporation shall hold office until the first annual meeting of Shareholders and until his successor or successors are elected and qualified, either at an annual or a special meeting of Shareholders, unless he shall have previously resigned, been removed or become disqualified to serve. Directors other than the Director named in the Articles of Incorporation shall hold office until the next annual meeting and until their successors are elected and qualified, unless they shall have previously resigned, been removed or become disqualified to serve.

     SECTION 4.  Vacancies.  Vacancies on the Board of Directors shall exist in
                 ---------
the case of the happening of any of the following events: (A) the death, resignation or removal of any Director; (B) the authorized number of Directors is increased; or (C) at any annual, regular or special meeting of Shareholders at which any Director is elected, the Shareholders fail to elect the full authorized number of Directors to be voted for at that meeting. In addition, the Board of Directors may declare vacant the office of a Director if he is adjudged incompetent by an order of Court or convicted of a felony. Vacancies may be filled by the unanimous vote of the remaining Directors, though less than a quorum, if necessary, or by a sole remaining Director. Each Director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the Shareholders. The Shareholders may elect a Director at any time to fill any vacancy that is not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board of Directors or the Shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of Directors shall not remove any Director prior to the expiration of his term of office.

     SECTION 5.  Removal.  The entire Board of Directors or any individual
                 -------
Director may be removed from office, either with or without cause, by a vote of Shareholders holding a majority of the shares entitled to vote at an election of Directors. If any or all Directors are so removed, new Directors may be elected at the same meeting.


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     SECTION 6.  Place of Meetings.  All meetings of the Board of Directors
                 -----------------
shall be held at any place, within or without the State of Utah, which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. Any regular or special meeting is valid, wherever held, if held on written consent of all members of the Board of Directors given either before or after the meeting that it filed with the Secretary of the Corporation.

     SECTION 7.  Annual Meetings.  Annual meetings of the Board of Directors
                 ---------------
shall be held, without call or notice, immediately following each annual meeting of the Shareholders of this Corporation.

     SECTION 8.  Regular Meetings and Special Meetings.  Regular meetings of the
                 -------------------------------------
Board of Directors may be held at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the Board of Directors shall be called by the President, by any Vice President or by any Director.

     SECTION 9.  Notice of Special Meetings.  Written notice of the time, place
                 --------------------------
and purpose of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication, at least three (3) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which meetings of the Directors are regularly held. Notice of the time and place of holding of an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

     SECTION 10. Quorum and Manner of Action.  At all meetings of the Board of
                 ---------------------------
Directors, the presence of all of the Directors shall be required to constitute a quorum for the transaction of business and the affirmative vote of all of the Directors shall be required to decide any question that is brought before the Board of Directors. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At a reconvened meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed. Each Director who is present at a meeting will be deemed to have assented to any action taken at the meeting unless his dissent to


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the action is entered in the Minutes of the meeting or unless he shall file his written dissent thereto with the Secretary of the meeting or shall forward the dissent by registered mail to the Secretary of the Corporation immediately after the meeting.

     SECTION 11. Action Without Meeting.  Any action required or permitted to
                 ----------------------
be taken by the Board of Directors or any committee of Directors under any provision of the Utah Revised Business Corporation Act may be taken without a meeting, if all members of the Board of Directors or of the committee of Directors shall individually or collectively consent in writing to the action. The written consent or consents shall be filed with the Minutes of the proceedings of the Board of Directors. The action by written consent shall have the same force and effect as a unanimous vote of the Directors. Any certificate or other document filed under any provision of the Utah Revised Business Corporation Act which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these Amended and Restated Bylaws authorize the Directors to so act and the statement shall be prima facie evidence of such authority.

     SECTION 12. Validation of Meeting Defectively Called.  The transactions of
                 ----------------------------------------
any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice, a consent to the holding of the meeting or an approval of the Minutes thereof. All waivers, consents or approvals shall be filed with the corporate records or made a part of the Minutes of the meeting.

     SECTION 13. Conduct of Meetings.  The Chairman of the Board, if there is
                 -------------------
such an Officer, and if not, the President, or, in their absence, the Vice President designated by the Board of Directors, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or in his absence, the Assistant Secretary (in order of seniority if more than one), or in their absence, any person appointed by the presiding officer, shall act as Secretary of the meeting.

     SECTION 14. Compensation.  Directors may receive compensation for their
                 ------------
services as Directors as may be determined from time to time by resolution of the Board of Directors. Any Director may serve the Corporation in any other capacity as an Officer, agent, employee or otherwise and receive compensation therefor.

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     SECTION 15. Interested Directors and Officers. Any contract or other
                 ---------------------------------
transaction between the Corporation and any of its Directors or Officers (or any corporation or firm in which any of its Directors or Officers is financially interested) shall be valid for all purposes notwithstanding the presence of the Director or Officer at the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or his participation in the meeting, or that his vote is counted for such purpose; provided, however, that the foregoing shall apply only if:

     (A) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

     (B) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

     (C)  The contract or transaction is fair as to the Corporation.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     SECTION 16. Committees.  The Board of Directors may designate one or more
                 ----------
committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. However, no such committee shall have power or authority to take any action that is specifically required by statute to be taken by the entire Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     SECTION 17. Telephone Meetings.  Subject to applicable notice
                 ------------------
requirements, meetings of the Board of Directors or of any committee designated by the Board of Directors may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a telephone meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                             ARTICLE IV - OFFICERS


     SECTION 1.  Officers.  The Officers of the Corporation shall be a
                 --------
President, one or more Vice Presidents, with such additional designations as the Board of Directors may determine, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and other Officers as may be appointed by the Board of Directors in accordance with the provisions of Section Three of this Article. One Person may hold two or more offices. Officers need not be Shareholders of the Corporation, residents of the State of Utah, or, unless otherwise specified in these Amended and Restated Bylaws or in resolutions adopted by the Board of Directors, members of the Board of Directors.

     SECTION 2.  Election.  The Officers of the Corporation shall be elected
                 --------
annually by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     SECTION 3.  Additional Officers.  The Board of Directors may appoint the
                 -------------------
other Officers or agents as the business of the Corporation may require, each of whom shall hold office for the period, have the authority and perform the duties as are provided in these Amended and Restated Bylaws and as the Board of Directors may from time to time determine.

     SECTION 4.  Compensation.  The compensation of the Officers and the rest of
                 ------------
the employees of the Corporation shall be fixed by the Board of Directors.

     SECTION 5.  Removal and Resignation.  Any Officer may be removed, either
                 -----------------------
with or without cause, by a majority of the Directors, at any regular or special meeting of the Board of Directors; provided, however, that the removal shall be without prejudice to the contract rights, if any, of the person removed. Any Officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. A resignation shall take effect at the date of the receipt of the notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

     SECTION 6.  Vacancies.  If the office of any Officer becomes vacant by
                 ---------
reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term and until his successor is elected.

     SECTION 7.  Chairman of the Board.  The Chairman of the Board, if there is
                 ---------------------
such an Officer, shall be a member of the Board of Directors, shall, if present, preside at all meetings of the Board of Directors and of the Shareholders, and shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman of the Board by the Board of Directors or prescribed by these Amended and Restated Bylaws. The Chairman of the Board shall be ex officio a member of and the Chairman of the Executive Committee, if any.

     SECTION 8.  President.  Subject to such supervisory powers, if any, as may
                 ---------
be given by the Board of Directors to the Chairman of the Board, if there is such an Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the Corporation and shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have other powers and duties as may be prescribed by the Board of Directors or the Amended and Restated Bylaws. Within this authority and in the course of his duties he shall:

     (A) In the absence of the Chairman of the Board or if there is none, preside at all meetings of the Board of Directors and of the Shareholders, and shall be ex officio a member of the Executive Committee, if any;

     (B) Sign certificates of stock of the Corporation, in conjunction with the Secretary or an Assistant Secretary;

     (C) When and to the extent authorized by the Board of Directors, execute in the name of the Corporation deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts and other papers and instruments in writing and, unless the Board of Directors shall order otherwise, by resolution, make such contracts as the ordinary conduct of the Corporation's business may require; and

     (D) Appoint and remove, employ and discharge and prescribe the duties and fix the compensation of all agents, employees and clerks of the Corporation other than the duly appointed Officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the Officers, agents, employees and clerks of the Corporation.

     SECTION 9.  Vice President.  In the absence or disability of the President,
     ---------   --------------
the Vice President designated by the Board of Directors shall perform all the duties of the President and, when so acting, shall have the powers of and be subject to all the restrictions on the President. The Vice President or Vice Presidents shall have such other powers and perform other duties as from time to time may be prescribed for him or them by the Board of Directors or the Amended and Restated Bylaws.

     SECTION 10.  Secretary.  The Secretary shall:
     ----------   ---------

     (A)  Sign, with the President, certificates for shares of the Corporation;

     (B) Attest and keep at the principal office of the Corporation the original or a copy of its Amended and Restated Bylaws as amended or otherwise altered to date;

     (C) Keep at the principal office of the Corporation or the other place as the Board of Directors may order, a book of Minutes of all meetings of its Directors, Shareholders and Executive Committee, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares or members present or represented at Shareholders' meetings and the proceedings thereof;

     (D) Sign or attest the documents as may be required by law or the business of the Corporation and keep the corporate seal and affix it to the instruments as may be necessary or proper;

     (E)  Be custodian of the records and of the seal of the Corporation;

     (F) See that all notices are duly given in accordance with the provisions of these Amended and Restated Bylaws or as required by law;

     (G) Keep at the principal office of the Corporation a share register or duplicate share register showing the names of the Shareholders and their addresses; the number, date of issue, and class of shares represented by each outstanding share certificate; and the number and date of cancellation of each certificate surrendered for cancellation;

     (H) See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

     (I) In general, perform all duties incident to the office of Secretary and other duties as from time to time may be assigned by the Board of Directors.

     SECTION 11.  Treasurer.  The Treasurer shall:
     ----------   ---------

     (A) Have charge and custody of, and be responsible for, all funds and securities of the Corporation and deposit all the funds in the name of the Corporation in the banks, trust companies or other depositories as shall be selected by the Board of Directors;

     (B) Receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever:

     (C) Disburse or cause to be disbursed, the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for disbursements;

     (D) Keep and maintain adequate and correct accounts of the Corporation's properties and business transactions including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares;

     (E) Render to the President and the Board of Directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation;

     (F) Prepare, or cause to be prepared, and certify the financial statements to be included in the annual report to Shareholders and statements of the affairs of the Corporation, when requested by Shareholders holding a majority of the outstanding shares of the Corporation; and

     (G) In general, perform all the duties incident to the office of Treasurer and other duties as from time to time may be assigned by the Board of Directors.


                     ARTICLE V - EXECUTION OF INSTRUMENTS


     SECTION 1.  Authority for Execution of Instruments.  The Board of
                 --------------------------------------
Directors, except as otherwise provided in these Amended and Restated Bylaws, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and that authority may be general or confined to specific instances. Unless so authorized, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniary for any purpose or in any amount.

     SECTION 2.  Execution of Instruments.  Unless otherwise specifically
                 ------------------------
determined by resolution of the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation and other corporate instruments or documents and certificates of shares of stock owned by the Corporation shall be executed, signed or endorsed by the President and may have the corporate seal affixed thereto. However, unless otherwise specifically determined by resolution of the Board of Directors or otherwise required by law or these Amended and Restated Bylaws, neither the attestation or joinder of the Secretary or any other Officer of this Corporation nor the affixation of the corporate seal shall be required in connection with the execution, signing or endorsement of any corporate instrument or other document, and the failure to so attest or join in the execution of, or to affix the corporate seal to, any such corporate instrument or other document shall not affect the validity or binding effect thereof.


                         ARTICLE VI - DEPOSIT OF FUNDS


     SECTION 1.  Bank Accounts.  All funds of the Corporation shall be deposited
                 -------------
from time to time to the credit of the Corporation with the banks, trust companies or other depositories as the Board of Directors may select.

     SECTION 2.  Signing of Checks.  All checks, drafts or other orders for
                 -----------------
payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in the manner as shall be determined from time to time by resolution of the Board of Directors.


                            ARTICLE VI - FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

                 ARTICLE VIII - ISSUANCE AND TRANSFER OF SHARES


     SECTION 1.  Issuance of Stock.  The Board of Directors may offer for sale
                 -----------------
and issue shares of the common stock of the Corporation as authorized in the Articles of Incorporation.

     SECTION 2.  Certificates for Fully Paid Shares.  Neither shares nor
                 ----------------------------------
certificates representing shares may be issued by the Corporation until the full amount of the consideration has been paid. When the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the Shareholder.

     SECTION 3.  Consideration for Shares.  The consideration paid for the
                 ------------------------
issuance of shares shall consist of money paid, labor done or property actually received. Neither promissory notes nor the promise of future services shall constitute payment or part payment for shares of the Corporation.

     SECTION 4.  Certificates Representing Shares.  Certificates in the form as
                 --------------------------------
may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Amended and Restated Bylaws shall be delivered representing all shares to which Shareholders are entitled. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall be signed by the President of the Corporation and by the Secretary of the Corporation and shall be sealed with the seal of the Corporation. The signature of any corporate Officer on the certificate may be a facsimile. Each certificate shall state the following upon the face thereof:

     (A)  That the Corporation is organized under the laws of the State of Utah;

     (B)  The name of the person to whom issued;

     (C) The number and class of shares and the designation of the series, if any, which the certificate represents; and

     (D) The par value of each share represented by the certificate, or a statement that the shares are without par value.

In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer, transfer agent or registrar at the date of issue.

     SECTION 5.  Replacement of Certificates.  No new certificates shall be
                 ---------------------------
issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon the terms, conditions and guarantees as the Board of Directors may see fit to impose, including the filing of sufficient indemnity.

     SECTION 6. Transfer Agents and Registrars.  The Board of Directors may
                ------------------------------
appoint one or more transfer agents and may appoint one or more registrars who shall be appointed at the times and places as the requirements of the Corporation may necessitate and as the Board of Directors may designate.

     SECTION 7.  Transfer of Shares.  Shares of stock shall be transferable only
                 ------------------
on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or certificates to the person entitled thereto, to cancel the old certificate or certificates and to record the transfer upon its books. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Amended and Restated Bylaws of the Corporation to the same extent as if he had signed a written assent thereto. Whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or its transfer agent, if any, that fact shall be stated in the entry of the transfer.

     SECTION 8.  Registered Shareholders.  The Corporation shall be entitled to
                 -----------------------
treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or beneficial claim to or interest in the share or shares on the part of any other person.

     SECTION 9.  Reasonable Doubt as to Right to Transfer.  When a transfer of
                 ----------------------------------------
shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, if any, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two (2) individual sureties satisfactory to the Corporation as to form, amount and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its Officers, transfer agents and registrars, if any, or any of them, against any loss, damage, expense or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

     SECTION 10.  Restriction on Preemptive Right.  No holder of any shares of
                  -------------------------------
the Corporation shall have any preemptive right to subscribe for or acquire any additional, unissued or treasury shares of the Corporation or any securities of the Corporation which are convertible into or which carry a right to subscribe for or acquire shares of the Corporation.


                             ARTICLE IX - CORPORATE
                           RECORDS, REPORTS AND SEAL


     SECTION 1.  Minutes of Meetings.  The Corporation shall keep and maintain a
                 -------------------
book of Minutes of all meetings of its Directors and of its Shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings of the meeting.

     SECTION 2.  Books of Account.  The Corporation shall keep and maintain
                 ----------------
adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

     SECTION 3.  Share Register.  The Corporation shall keep and maintain a
                 --------------
share register, showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares and the number and date of cancellation of every certificate surrendered for cancellation.

     SECTION 4.  Form of Records.  Any records maintained by the Corporation in
                 ---------------
the regular course of its business, including, without limitation, its share register, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     SECTION 5.  Inspection of Records by Shareholder.  Any person who shall
                 ------------------------------------
have been a Shareholder for at least six (6) months immediately preceding his demand or who is the holder of at least Five Percent (5%) of all of the outstanding shares of the Corporation, on written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, Minutes and record of shareholders and is entitled to make extracts therefrom.

     SECTION 6.  Inspection of Records by Directors.  Every Director shall have
                 ----------------------------------
the absolute right at any reasonable time to inspect all books, records, documents of every kind and the physical properties of the Corporation. Inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to make extracts therefrom.

     SECTION 7.  Financial Reports.  The Board of Directors must, when requested
                 -----------------
by the holders of a majority of the outstanding shares of the Corporation, present written reports concerning the situation and business of the Corporation.

     SECTION 8.  Corporate Seal.  The Board of Directors may adopt, use and
                 --------------
thereafter alter the corporate seal.

     SECTION 9.  Dividends.  The Board of Directors may declare and the
                 ---------
Corporation may pay dividends on its outstanding shares in cash, property or its own shares, pursuant to law and subject to the provisions of its Articles of Incorporation.

     SECTION 10.  Loans.  No loans shall be contracted on behalf of the
                  -----
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. This authority may be general or confined to specific instances.

     SECTION 11.  Reserves.  The Board of Directors may by resolution create a
                  --------
reserve or reserves out of surplus for any purpose or purposes, and may abolish any reserve in the same manner.


                          ARTICLE X - INDEMNIFICATION
                       OF OFFICERS, DIRECTORS AND OTHERS


     SECTION 1.  Indemnification.  The Corporation shall indemnify any person
                 ---------------
who is or was a Director, Officer, agent or employee of the Corporation, and any nominee or designee of the Corporation who is not or was not a Director, Officer, agent or employee of the Corporation but who is or was serving at the Corporation's request as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise or employee benefit plan, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with any action, suit, inquiry, investigation or other proceeding of any kind or nature, in which the person was, is or is threatened to be made a named defendant or respondent, and in connection with that person's appearance as a witness or other participation in such a proceeding at a time when he is not a named defendant or respondent in the proceeding, because the person is or was serving in one or more of the aforementioned capacities, to the full extent authorized or permitted under the laws of the State of Utah, as the same may be modified or amended from time to time. In connection therewith, the Corporation may advance expenses to or for the benefit of any such person and may purchase and maintain insurance or another arrangement on behalf of such person to the full extent authorized or permitted under the laws of the State of Utah, as the same may be modified or amended from time to time.

     SECTION 2.  Nonexclusive.  The indemnification provided by this Article
                 ------------
Nine shall not be exclusive of, but shall be in addition to, any other rights to which a person may be entitled by law, bylaw, agreement, vote of Shareholders or Directors, or otherwise, to the extent permitted by law.

                           ARTICLE XI - SURETY BONDS


     When the Board of Directors so directs, Officers and agents of the Corporation shall be bonded for the faithful performance of their duties and for the restoration to the Corporation of, in case of their death, resignation, retirement, disqualification or removal from office, all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in the amounts and by the surety companies as the Board of Directors may determine. The premiums on the bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.


                         ARTICLE XII - WAIVER OF NOTICE


     Whenever notice is required to be given under any provision of applicable law, the Articles of Incorporation or these Amended and Restated Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein or before or after the meeting specified therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business which has been or is to be transacted at, nor the purpose of, any annual, regular or special meeting of the Shareholders, Directors or members of a committee of Directors need be specified in any written waiver of notice.


                          ARTICLE XIII - AMENDMENT OF
                          AMENDED AND RESTATED BYLAWS


     These Amended and Restated Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the unanimous vote of the Board of Directors or by the unanimous vote of the Shareholders.

     The foregoing set of Amended and Restated Bylaws was unanimously adopted as the Amended and Restated Bylaws of Lanstar Semi-conductor Inc. (formerly known Kazmir Kliffs, Inc.) as by the Board of Directors as of October 31, 1997.


                                     s/s Maxie R. Smith
                                     ------------------
                                     MAXIE R. SMITH
                                     DIRECTOR



                                     s/s Steven L. Porter
                                     --------------------
                                     STEVEN L. PORTER
                                     DIRECTOR



                                     s/s Gerald F. Brunton
                                     ---------------------
                                     GERALD F. BRUNTON
                                     DIRECTOR



ATTEST:s/s Steven L. Porter
       --------------------
      STEVEN L. PORTER
      SECRETARY